Exhibit 99.1

UNITED STATES DEPARTMENT OF JUSTICE
OFFICE OF THE UNITED STATED TRUSTEE
SOUTHERN DISTRICT OF CALIFORNIA

In Re:	CHAPTER 11 (BUSINESS)

IMAGENETIX, INC.,	CASE NO. 12-16423 MM11
OPERATING REPORT NO. 11
Debtor(s).	FOR THE MONTH ENDING:
10/31/2013

I. CASH RECEIPTS AND DISBURSEMENTS

A. (GENERAL ACCOUNT*)

1.	TOTAL RECEIPTS PER ALL PRIOR GE NERAL ACCOUNT REPORTS		$1,279,050.83

2.	LESS: TOTAL DISBURSEMENTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$1,154,621.47

3.	BEGINNING BALANCE		$124,429.36

4.	RECEIPTS DURING CURRENT PERIOD:

	ACCOUNTS RECEIVABLE - PRE-FILING	$-
	ACCOUNTS RECEIVABLE - POST-FILING	$22,720.00
	GENERAL SALES	$-
	OTHER (SPECIFY) Customer deposits on future sales	$35,200.00
	OTHER ** (SPECIFY) Rental sublet	$200.00

	TOTAL RECEIPTS THIS PERIOD:		$58,120.00
5.	BALANCE:		$182,549.36

6.	LESS: TOTAL DISBURSEMENTS DURING CURRENT PERIOD

	TRANSFERS TO OTHER DIP ACCOUNTS	$-
	DISBURSEMENTS	$176,388.73
	TOTAL DISBURSEMENTS THIS PERIOD***:		$176,388.73

7.	ENDING BALANCE:		$6,160.63

8.	GENERAL ACCOUNT NUMBER xxxxxx8451

	DEPOSITORY NAME AND LOCATION California Bank & Trust, 16796 Bernardo Center Dr., San Diego, CA 92128

*	All receipts must be deposited into the general account.
**	Include receipts from the sale of any real or personal property out of the ordinary course of business; attach an exhibit specifying what was sold, to whom, terms, and date of Court Order or Report of Sale.
***	This amount should be the same as the total from page 2.

IX.  BALANCE SHEET

(ACCRUAL BASIS ONLY)

	Current Month End

ASSETS
Current Assets:
Unrestricted Cash	$6,460.63
Restricted Cash
Accounts Receivable	$437,882.18
Inventory	$74,717.30
Notes Receivable
Prepaid Expenses
Other (Itemize)
Total Current Assets		$519,060.11

Property, Plant, and Equipment	$254,873.45
Accumulated Depreciation/Depletion	$(252,251.04)
Net Property, Plan, and Equipment		$2,622.41

Other Assets (Net of Amortization):
Due from Insiders
Other (Itemized) See page 12 disclosure attached	$53,058.90
Total Other Assets		$53,058.90

TOTAL ASSETS		$574,741.42

LIABILITIES
Post-Petition Liabilities:
Accounts Payable	$95,381.82
Taxes Payable
Notes Payable
Professional Fees	$208,938.45
Secured Debt
Other (Itemized) See page 12 disclosure attached	$104,803.42
Total Post-Petition Liabilities		$409,123.69

Pre-Petition Liabilities:
Secured Liabilities	$4,051,134.23
Priority Liabilities	$1,895.00
Unsecured Liabilities	$949,628.01
Other (Itemized) See page 12 disclosure attached	$21,039.60
Total Pre-Petition Liabilities		$5,023,696.84

TOTAL LIABILITIES		$5,432,820.53

EQUITY:
Pre-Petition Owners' Equity	$(5,337,578.31)
Post-Petition Profit/(Loss)	$479,499.20
Direct Charges to Equity

TOTAL EQUITY		$(4,858,079.11)

TOTAL LIABILITIES & EQUITY		$574,741.42

IX.  PROFIT AND LOSS STATEMENT

(ACCRUAL BASIS ONLY)

	Current Month	Cumulative Post-Petition
Sales/Revenue:
Gross Sales/Revenue	$185,359.70	$2,208,532.66
Less: Returns/Discounts	( )	( )
Net Sales/Revenue	$185,359.70	$2,208,532.66

Cost of Goods Sold:
Beginning Inventory at cost	$82,976.88	$22,488.00
Purchases	$58,686.14	$487,965.77
Less: Ending Inventory at cost	$(74,717.30)	$(74,717.30)
Cost of Goods Sold (COGS)	$66,945.72	$435,736.47

Gross Profit	$118,413.98	$1,772,796.19

Other Operating Income (Itemize)

Operating Expenses:
Payroll - Insiders	$43,981.80	$332,644.39
Payroll - Other Employees	$11,409.51	$151,819.43
Payroll Taxes	$3,129.91	$36,514.58
Other Taxes (Itemize)
Depreciation and Amortization	$1,436.37	$30,340.48
Rent Expense - Real Property	$9,445.40	$96,254.00
Lease Expense - Personal Property
Insurance	$5,553.39	$50,616.95
Real Property Taxes	$-	$2,178.97
Telephone and Utilities	$3,541.73	$33,395.31
Repairs and Maintenance
Travel and Entertainment (Itemize) business meals and parking	$402.79	$5,647.81
Miscellaneous Operating Expenses (Itemize) see attached	$20,274.69	$105,097.16
Total Operating Expenses	$(99,175.59)	$(844,509.08)

Net Gain/(Loss) from Operations	$19,238.39	$928,287.11

Non-Operating Income:
Interest Income
Net Gain on Sale of Assets (Itemize)
Other (Itemize)	$-	$42,899.00
Total Non-Operating Income	$-	$42,899.00

Non-Operating Expense:
Interest Expense	$4,626.11	$47,589.94
Legal and Professional (Itemize)	$18,798.05	$444,096.97
Other (Itemize)
Total Non-Operating Expenses	$(23,424.16)	$(491,686.91)

NET INCOME/(LOSS)	$(4,185.77)	$479,499.20

(Attach exhibit listing all itemizations required above)